Calculation of Filing Fee Tables
S-8
PACS Group, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.001 per share	Other	6,633,210	$ 38.54	$ 255,643,913.40	0.0001381	$ 35,304.42
2	Equity	Common stock, par value $0.001 per share	Other	1,566,151	$ 38.54	$ 60,359,459.54	0.0001381	$ 8,335.64
Total Offering Amounts:						$ 316,003,372.94		$ 43,640.06
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 43,640.06
Offering Note
[1]	(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. (2) Consists of (i) 3,132,303 shares of common stock, par value $0.001 per share ("Common Stock"), of PACS Group, Inc. (the "Registrant") that were automatically added to the shares authorized for issuance under the Registrant's 2024 Incentive Award Plan (the "2024 Plan") on January 1, 2026 pursuant to an "evergreen" provision contained in the 2024 Plan, (ii) 2,342,935 shares of Common Stock that would have been issuable upon the vesting or exercise of awards granted under the 2024 Plan, but that were forfeited during the year ended December 31, 2025, and as such again became available for issuance under the 2024 Plan pursuant to its terms, and (iii) 1,157,972 shares of Common Stock that were issuable upon the settlement of restricted stock units granted under the 2024 Plan that were withheld to cover the taxes with respect to the settlement of such restricted stock units, and as such again became available for issuance under the 2024 Plan pursuant to its terms. (3) left intentionally blank (4) Estimated in accordance with Rule 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on February 20, 2026, which date is within five business days prior to filing this Registration Statement. (5) The Registrant does not have any fee offsets.

[2]	(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. (2) left intentionally blank (3) Consists of 1,566,151 shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant's 2024 Employee Stock Purchase Plan, as amended and restated (the "2024 ESPP") on January 1, 2026 pursuant to an "evergreen" provision contained in the 2024 ESPP. (4) Estimated in accordance with Rule 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on February 20, 2026, which date is within five business days prior to filing this Registration Statement. (5) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A